UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

220 South Orange Avenue, Livingston Corporate Park Livingston, New Jersey (Address of principal executive offices)	070340 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 18, 2017, Milestone Scientific Inc. (the “Company”) announced the appointment of Leonard Osser as the Company’s Interim Chief Executive Officer, to serve in such role until the appointment of a new Chief Executive Officer, and also announced that, to facilitate such appointment, Leslie Bernhard had resigned as the Company’s Interim Chief Executive Officer effective immediately. Ms. Bernard will continue to serve as the Chairman of the Company’s Board of Directors. Leonard Osser has also been serving as the Company’s Managing Director – China Operations since July 2017 and as a member of the Board of Directors since September 2009, and will continue in those roles while Interim Chief Executive Officer. Mr. Osser had previously served as the Company’s Chief Executive Officer from September 2009 until July 2017, and from 1991 until 2007, and as Chairman of the Board from 1991 until September 2009.

A copy of the press release announcing the appointment of Mr. Osser as Interim Chief Executive Officer and the resignation of Ms. Bernhard is attached as Exhibit 99.1. and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Milestone Scientific Inc. dated December 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milestone Scientific Inc.

Dated: December 19, 2017	By:	/s/ Joseph D’Agostino
Joseph D’Agostino
Chief Financial Officer